Exhibit 99.1

FOR IMMEDIATE RELEASE

	COMPANY	Timothy C. Delmore
May 2, 2006	CONTACT:	Chief Financial Officer
218/681-9868

	CONTACT:	Shawn Brumbaugh
Padilla Speer Beardsley Inc.
612/455-1754

Arctic Cat Reduces 2006 Fourth-Quarter and Full-Year Outlook

Company still expects record fiscal 2006 sales:

Preliminary outlook for fiscal 2007 calls for record sales and higher EPS;

Conference call scheduled for 5:30 p.m. ET today

THIEF RIVER FALLS, Minn., May 2, 2006 – Arctic Cat Inc. (Nasdaq: ACAT) today announced that lower than anticipated sales of snowmobiles and snow-related parts, garments and accessories, coupled with increased sales incentive programs on snowmobiles and ATVs, are expected to impact its revenue and earnings in the fourth quarter ended March 31, 2006. As a result, fourth-quarter net sales are now estimated to be $153 million versus $157 million in the prior-year fourth quarter, and versus the company’s earlier forecast of $160 million to $170 million. Net earnings for the quarter are estimated to range from a loss of $(0.03) to $(0.05) per diluted share, compared with earnings per diluted share in the prior-year fourth quarter of $0.13. Arctic Cat had previously estimated fourth-quarter earnings per diluted share to be between $0.09 and $0.13.

Sales for the fiscal year ended March 31, 2006, are now estimated to be $733 million compared with the prior-year sales of $689.1 million.  Earnings per diluted share for the 2006 fiscal year are now estimated to be between $1.17 and $1.19 versus year-ago diluted earnings per share of $1.36.

“Despite the fact that we continued to gain ATV market share with our ATV retail sales outpacing the industry,” said Christopher A. Twomey, Arctic Cat’s chairman and chief executive officer, “our preliminary fourth-quarter results indicate that we experienced lower than anticipated sales of snowmobiles and snow-related parts, garments and accessories due to the poor snowfall in the East and Midwest, and increased sales incentive programs on snowmobiles and ATVs. As a result, we are revising our sales and earnings expectations for the 2006 fourth quarter and full year.”

Commenting further, Twomey said, “We still expect to report record sales for fiscal 2006. Additionally, based on snowmobile orders already received, we expect increased snowmobile sales in

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fiscal 2007. We also anticipate increased revenue from ATVs and parts, garments and accessories to result in another record sales year and increased earnings per share in fiscal 2007.”

Arctic Cat expects to report its actual fiscal 2006 fourth-quarter and full-year results on May 11, 2006.

Conference Call Webcast

A conference call is scheduled for 5:30 p.m. ET today. Participants may listen to the live conference call by logging on to the Arctic Cat Web site at www.arcticcat.com, or by dialing 800-218-0530. To access an audio replay of the conference call, dial 800-405-2236, conference call ID 11060255. The replay will be available beginning at approximately 8 p.m. ET on May 2, until 8 p.m. ET on May 9.

About Arctic Cat

Arctic Cat Inc. designs, engineers, manufactures and markets world-class all-terrain vehicles (ATVs) and snowmobiles under the Arctic Cat® brand name, as well as related parts, garments and accessories.  Its common stock is traded on the Nasdaq National Market under the ticker symbol “ACAT.”  More information about Arctic Cat and its products is available at www.arcticcat.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report, as well as the Report on Form 10-K and future filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to: product mix and volume; competitive pressure on sales and pricing; increase in material or production cost which cannot be recouped in product pricing; changes in the sourcing of engines from Suzuki; warranty expenses; foreign currency exchange rate fluctuations; product liability claims and other legal proceedings in excess of insured amounts; environmental and product safety regulatory activity; effects of the weather; overall economic conditions; and consumer demand and confidence. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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